UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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E. I. du Pont de Nemours and Company
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FOR IMMEDIATE RELEASE Contact: Dan Turner 302-774-0081 daniel.a.turner@dupont.com DUPONT URGES SHAREHOLDERS TO VOTE FOR ALL 12 OF DUPONT’S NOMINEES ON THE WHITE PROXY CARD TODAY A Vote FOR DuPont’s Directors is a Vote For Continued Value Creation Overseen by a World-Class Board of Directors WILMINGTON, Del., May 8, 2015 – DuPont (NYSE: DD) today issued the following statement as a reminder to shareholders regarding the importance of their vote at next week’s Annual Meeting: VOTE “FOR” ALL OF DUPONT’S DIRECTORS ON THE WHITE PROXY CARD BECAUSE TIME IS SHORT, WE ENCOURAGE SHAREHOLDERS TO VOTE ELECTRONICALLY OR OVER THE PHONE TODAY The vote at next week’s Annual Meeting is extremely important to the future of DuPont. The best choice for shareholders is clear: vote FOR all 12 of DuPont’s world-class nominees and support DuPont on its path of continued value creation. Just look at the facts: . DuPont is a strong performer, having beaten the market and its peers over the last one-, three-, and five-year periods and delivered 266% total shareholder return1 under current management. . Our transformational actions have produced strong results, which are clearly visible in the 19% adjusted operating EPS2 and 6% segment sales3 compound annual growth rate (CAGR) of the ongoing business, demonstrating the momentum of next generation DuPont. . The Board and management team have been agents of change, leading a bold, multi-year transformation of the Company’s portfolio, consistently reducing costs, and returning significant capital to shareholders. . The transformation is ongoing and we recognize there is more work to do. DuPont has a Board with a record of delivering superior value for shareholders. The Company’s two newest directors, Ed Breen and Jim Gallogly, are widely recognized as change agents. Shareholders can expect that this Board will continue to advance change, drive value creation and hold management accountable. Do not allow Trian to derail DuPont’s progress: . Trian has a single-minded, value destructive agenda that we believe would result in: o Upfront costs of $4 billion and significant additional ongoing costs estimated to be approximately $1 billion annually;4

o Irreparable damage to DuPont’s powerful innovation platform that provides DuPont a unique competitive advantage; o The elimination of key revenue and margin drivers; and o Diminished strategic flexibility and significantly increased ongoing financial risks, all while ignoring the capital necessary to fund the business and execute our strategy. . Trian is targeting the leadership of DuPont’s board to introduce instability in the hope of advancing its agenda. Trian is seeking to replace key committee chairs, as well as two of the four members of the Science and Technology Committee and install financial engineers with a preconceived agenda. . Trian adds nothing new to the Board. None of Trian’s nominees bring additional value or the skills needed to advance DuPont’s strategy, and adding them to the Board would remove science and business experience that is vital to overseeing the Company’s strategy. . Trian’s one foray into a DuPont sector resulted in bankruptcy. Trian applied its formula of cost cuts, haphazard divestitures, and “board influence” to Chemtura, resulting in full destruction of shareholder value. Trian was on the board and Finance Committee of Chemtura for over two years until resigning days before the bankruptcy. . Companies with Trian Board representation have underperformed. 5 out of 11 public companies underperformed the market after Trian joined the board.5 DuPont’s Board reviewed and unanimously concluded that DuPont’s strategy is working, that Trian’s agenda would destroy value, and that we have a better qualified team to deliver for our shareholders. As a result, we believe the decision is clear: vote FOR all 12 of DuPont’s nominees on May 13, 2015 to continue our momentum of delivering value. This is a critical time for the future of DuPont shareholders’ investment in the Company. DuPont strongly recommends that shareholders vote the WHITE proxy card today. Each and Every Vote is Important! Shareholders with questions about how to vote their shares may contact: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 750-9501 Banks and Brokers Call Collect: (212) 750-5833 REMEMBER: We urge shareholders to simply discard any “gold” proxy card they may receive from Trian. Submitting a vote on the gold proxy card – even if shareholders "withhold" on Trian's nominees – will revoke any vote previously submitted on DuPont's WHITE proxy card. The best way to support the DuPont Board is to vote using ONLY the WHITE proxy card. DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com. Use of Non-GAAP Measures: This press release contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below. Forward Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994. # # #

1 Total Shareholder Return measured from 12/31/08 – 12/31/14. Calculated as the appreciation or depreciation of share price, plus any dividends, over a given period, expressed as a percentage of the share’s value at the beginning of the period. Assumes dividends are re-invested at the closing price applicable on the ex-dividend date. Source: Datastream. Proxy Peers: 3M, Air Products, Baxter Intl, Boeing, Caterpillar, Dow Chemical, Emerson, Honeywell, Ingersoll-Rand, Johnson Controls, Johnson and Johnson, Kimberly Clark, Merck, Monsanto, Procter and Gamble, Syngenta AG, and United Technologies. TSR reported on a market cap weighted basis. Closing prices are adjusted for spin-offs, stock splits, rights and special dividends. 2 Adjusted operating EPS compound annual growth rate is calculated from 12/31/08 –12/31/14 and is defined as diluted earnings per share from continuing operations excluding non -operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. As required under U.S. GAAP, EPS from continuing operations excludes Performance Coatings for all periods presented. Reconciliations of non-GAAP measures to GAAP are included above. 3 Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 –12/31/14. 4 Analysis based on assumptions and details outlined in Trian White Papers dated 9/16/2014 and 2/17/2015; indicative estimates are subject to interest rate assumptions, among other items. 5 Thomson Reuters Datastream; calculated from undisturbed date prior to Trian Partner or designee appointed to the Board through resignation or 12/31/2014. Comparison versus S&P 500 index. Underperforming companies included: Mondelez, Family Dollar, Wendy’s, Legg Mason, and Chemtura. Excludes companies where a Trian representative recently joined given lack of operating history.